                                                                    EXHIBIT 3.2





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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                WELLCHOICE, INC.

                            (a Delaware corporation)


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


                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I  OFFICES AND RECORDS                                                1

       Section 1.1   Registered Office and Registered Agent                   1

       Section 1.2   Corporate Offices                                        1

       Section 1.3   Books and Records                                        1

ARTICLE II  SHAREHOLDERS                                                      1

       Section 2.1   Place of Meetings                                        1

       Section 2.2   Annual Meetings                                          1

       Section 2.3   Special Meetings                                         2

       Section 2.4   Notice; Waiver of Notice; Affidavit of Notice            2

       Section 2.5   Presiding Officials                                      3

       Section 2.6   Quorum; Adjournment                                      3

       Section 2.7   Proxies                                                  3

       Section 2.8   Voting                                                   3

       Section 2.9   Fixing Date for Determination of Stockholders of Record  3

       Section 2.10  Stockholders' Lists                                      4

       Section 2.11  Conduct of Stockholder Meetings                          5

       Section 2.12  Stockholder Action By Written Consent Without a Meeting  5

       Section 2.13  Inspectors of Election                                   5

       Section 2.14  Stockholder Proposals                                    6

       Section 2.15  Notice of Stockholder Business Other Than Nomination
                     of Directors                                             7

ARTICLE III  BOARD OF DIRECTORS                                               7

       Section 3.1   General Powers                                           8

       Section 3.2   Division of the Board of Directors into Classes          8

       Section 3.3   Board of Directors' Power to Alter the Number
                     of Directors and the Size of Classes                     8

       Section 3.4   Election of Directors by Stockholders                    8

       Section 3.5   Vacancies                                               10

       Section 3.6   Age Limits                                              10

       Section 3.7   Meetings of the Newly Elected Board of Directors        11

                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page



       Section 3.8   Notice of Meeting; Waiver of Notice                     11

       Section 3.9   Meetings by Conference Telephone or
                     Other Communications Equipment                          12

       Section 3.10  Action Without a Meeting                                12

       Section 3.11  Quorum and Voting                                       12

       Section 3.12  Compensation of Directors and Committee Members         13

       Section 3.13  Resignations                                            13

       Section 3.14  Removal of Directors                                    13

       Section 3.15  Designation of Committees                               13

       Section 3.16  Committee Powers                                        13

       Section 3.17  Audit Committee                                         13

       Section 3.18  Compensation Committee                                  14

       Section 3.19  Committee on Director Affairs                           15

       Section 3.20  Investment Committee                                    15

       Section 3.21  Public Policy Committee                                 16

       Section 3.22  Committee Vacancies                                     16

       Section 3.23  Committee Minutes and Reports                           16

       Section 3.24  Committee Meetings & Quorum                             16

       Section 3.25  Committee Procedures                                    17

ARTICLE IV  OFFICERS                                                         17

       Section 4.1   Election and Qualifications                             17

       Section 4.2   Term of Office and Remuneration                         17

       Section 4.3   Resignation; Removal                                    17

       Section 4.4   Chairman of the Board                                   17

       Section 4.5   Vice Chairman of the Board                              17

       Section 4.6   Chief Executive Officer                                 17

       Section 4.7   President                                               18

       Section 4.8   Chief Financial Officer                                 18

       Section 4.9   Treasurer                                               18

       Section 4.10  Vice President                                          18

                               TABLE OF CONTENTS
                                  (continued)
                                                                            Page



       Section 4.11  Secretary                                               18

       Section 4.12  Assistant Officers                                      19

ARTICLE V  INDEMNIFICATION                                                   19

       Section 5.1   Indemnification of Directors Officers and Employees     19

       Section 5.2   Indemnification of Other Agents                         19

       Section 5.3   Indemnification of Fiduciaries                          19

       Section 5.4   Advances of Expenses; Reimbursement of Expenses         19

       Section 5.5   Non-Exclusivity                                         19

       Section 5.6   Insurance                                               20

       Section 5.7   Vesting of Rights                                       20

       Section 5.8   Severability                                            20

ARTICLE VI  STOCK                                                            21

       Section 6.1   Payment for Shares of Stock                             21

       Section 6.2   Certificates Representing Shares of Stock               21

       Section 6.3   Transfers of Shares--Transfer Agent--Registrar          21

       Section 6.4   Closing of Transfer Books                               22

       Section 6.5   Lost or Destroyed Certificates                          22

       Section 6.6   Regulations                                             22

ARTICLE VII  CORPORATE FINANCE                                               22

       Section 7.1   Fixing of Capital--Transfers of Surplus                 22

       Section 7.2   Dividend                                                23

       Section 7.3   Creation of Reserves                                    23

ARTICLE VIII  GENERAL PROVISIONS                                             23

       Section 8.1   Fiscal Year                                             23

       Section 8.2   Corporate Seal                                          23

       Section 8.3   Depositories                                            23

       Section 8.4   Amendments of the Bylaws                                24

       Section 8.5   Inconsistent Provisions                                 24

                                   ARTICLE I

                               OFFICES AND RECORDS

     Section 1.1 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation of the Corporation (as the same may be further amended and/or restated) (the "Certificate of Incorporation") or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Delaware pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.

     Section 1.2 Corporate Offices. The Corporation may have such corporate offices anywhere within or without the State of Delaware as the Board of Directors from time to time may determine or the business of the Corporation may require.

     Section 1.3 Books and Records. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its stockholders and Board of Directors (and any Committee having the authority of the Board of Directors) and the names and places of residence of its officers. The Corporation shall keep at its registered office or principal place of business in the State of New York, or at the office of its transfer agent in the State of New York, if any, books and records in which shall be recorded the number of outstanding shares, the names of the record owners of the shares, the numbers owned by them respectively and the transfer of such shares with the date of transfer.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 2.1 Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Delaware designated by the Board of Directors, or (ii) if the Board of Directors so determines, solely by means of remote communication. In the absence of any such designation by the Board of Directors, stockholders' meetings shall be held at the principal place of business of the Corporation.

      Section 2.2 Annual Meetings. An annual meeting of the stockholders of the Corporation for the election of Directors shall be held on the third Wednesday in June of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which time the stockholders entitled to vote thereon shall elect Directors to serve until expiration of their respective term of office as specified in Section 3 of Article IV of the Certificate of Incorporation and until their respective successors are duly elected and qualified, or until their respective earlier resignation, removal or death, and shall transact such other business as may properly come before the meeting as provided herein.

     Section 2.3 Special Meetings. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or a majority of the whole Board of Directors (as defined in Section 2 of Article IV of the Certificate of Incorporation). The person or persons who call the special meeting shall have the exclusive right to determine the business to be transacted at any special meeting and, except as otherwise provided by or allowed for by the Certificate of Incorporation or by the General Corporation Law of the State of Delaware (the "DGCL") or other applicable law, no other issue or matter may be acted upon by any stockholders at any such special meeting.

     Section 2.4 Notice; Waiver of Notice; Affidavit of Notice.

     (a) Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place (if any), day and hour of the meeting, the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes thereof, and, in the case of an annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered or given to each stockholder entitled to vote at such meeting, as determined in accordance with Section 2.9 of these Bylaws, not less than ten
(10) days or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the persons calling the meeting pursuant to Section 2.3 of these Bylaws, unless, as to a particular matter, other or further notice is required by the DGCL or other applicable law, in which case such other or further notice shall be given. Any notice to stockholders who share an address given by the Corporation shall be effective if given by a single written notice to stockholders who share an address in the manner permitted by the DGCL.

     (b) Any notice to a stockholder of a stockholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

     (c) Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, or of the Certificate of Incorporation or of the DGCL or other applicable law, a written waiver thereof, signed by the stockholder entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     (d) To the extent provided by the DGCL or other applicable law, attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting except where a stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     (e) An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, an Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

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     Section 2.5  Presiding Officials. Every meeting of the stockholders, for whatever purpose, shall be convened by the Secretary or any of the persons who called the meeting pursuant to Section 2.3 of these Bylaws. The meeting shall be presided over by the officers specified in Sections 4.4, and 4.6 of these Bylaws as provided therein.

     Section 2.6 Quorum; Adjournment. Unless otherwise provided by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, the constitution of a quorum at any meeting of the stockholders shall require a majority of the outstanding shares of the Corporation's capital stock entitled to vote at such meeting, represented in person or by proxy; provided, however, that in the event that less than a quorum is represented at a meeting, the shares so represented, by a majority vote, shall have the right successively to adjourn the meeting, without notice to any stockholder not present at the meeting, to a specified date no later than ninety (90) days after such adjournment. In all matters other than in connection with the election of Directors, such matters shall be authorized by a majority of the votes cast, unless a greater percentage is required by the DGCL or other applicable law, by the Certificate of Incorporation or by these Bylaws.

     Section 2.7 Proxies. Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a proxy given in any manner permitted by the DGCL. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL or of a successor provision of the DGCL.

     Section 2.8  Voting.

     (a) Each stockholder shall have the number of votes provided in the Certificate of Incorporation for each share of stock entitled to vote under the provisions of the Certificate of Incorporation and registered in such stockholder's name on the books of the Corporation.

     (b) Cumulative voting is not permitted with respect to the election of Directors.

     Section 2.9 Fixing Date for Determination of Stockholders of Record.

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 2.10 Stockholders' Lists. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, with the address of and the number of voting shares of each class owned of record by each stockholder of record as of the date determined pursuant to
Section 2.9 of these Bylaws shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at a place within the city where the meeting is to be held and shall at any time during the usual hours for business be subject to inspection by any stockholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of New York, shall be prima facie evidence as to who are the stockholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of stockholders.

     Section 2.11 Conduct of Stockholder Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by the DGCL or other applicable law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the Chairman of the meeting may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may, to the extent not prohibited by the DGCL or other applicable law, include, without limitation, the following:
(i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time; (v) limitation on the time allotted to questions or comments by participants; (vi) a determination of whether the proponent of any proposal is entitled to obtain a vote by stockholders on that proposal at that meeting under the standards prescribed in these Bylaws and such other standards as the Chairman of the meeting shall determine to be applicable;
(vii) the taking and counting of votes at such meetings; and (viii) the resolution of any other questions which may be raised at such meeting. Unless otherwise determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

     Section 2.12 Stockholder Action By Written Consent Without a Meeting.

     (a) Except as provided in Section 2.12(b) below, no action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

     (b) Notwithstanding anything herein to the contrary, any vote of the holder of the share of Class B Common Stock (as defined in the Certificate of Incorporation) in its capacity as the holder of the share of Class B Common Stock may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by such holder of the share of Class B Common Stock.

     Section 2.13 Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint a person (other than nominees for office, Directors or stockholders) to act as inspectors of election at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting shall appoint a person to fill such vacancy. The inspector shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes or ballots; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

     Section 2.14  Stockholder Proposals.

     (a) Stockholders shall be entitled to submit proposals to be voted upon by stockholders at an annual meeting of the Corporation provided that they comply with the procedures set forth in this Section 2.14. Only those proposals which satisfy all requirements specified in this Section 2.14 shall be deemed "Qualified Stockholder Proposals."

     (b) In order for a proposal to constitute a "Qualified Stockholder Proposal," all of the following requirements must be satisfied:

          (1) The proposal must be made for submission at an annual meeting of stockholders or at a special meeting referred to in Section 3.4(e)(1) of these Bylaws;

          (2) The proposal must be a proper subject for stockholder action. The Board of Directors shall be entitled to determine that any proposal which the stockholder is not entitled to have included in the Corporation's proxy statement for the annual meeting under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations issued by the Securities and Exchange Commission (which are collectively referred to herein as the "SEC Proxy Rules") is not a proper subject for stockholder action;

          (3) The proposal must be made by a stockholder who shall be the record holder on the record date for determining stockholders entitled to receive notice of and to vote at such annual or special meeting (a "Proposing Stockholder");

          (4) The Proposing Stockholder must deliver a written notice identifying such proposal to the office of the Corporation's Secretary at the Corporation's principal place of business which provides the information required by these Bylaws which is timely under the standards given in Section 2.15(b) or Section 3.4(e)(4) of these Bylaws;

          (5) Such Proposing Stockholder's proposal notice shall: (i) contain a description of the proposal, the reasons for the proposal and any material interest in such proposal by the Proposing Stockholder or the beneficial owner of the stockholder's record shares; (ii) contain an affirmation by the Proposing Stockholder that the stockholder satisfies the requirements specified in this Section 2.14 for presentation of such proposal; and (iii) as to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such Proposing Stockholder, as they appear on the Corporation's books, and of such beneficial owner and the telephone number at which each may be contacted during normal business hours through the time for which the meeting is scheduled, and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Proposing Stockholder and such beneficial owner; and

          (6) The Proposing Stockholder and the beneficial owner shall provide such other information required by these Bylaws or as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

     (c) Nothing in these Bylaws shall be deemed to prohibit a stockholder from including any proposals in the Corporation's proxy statement to the extent such inclusion shall be required by the SEC Proxy Rules or to lessen any obligation by any stockholder to comply with the SEC Proxy Rules; provided, however, that neither the fact that a stockholder's nominee qualifies as a Qualified Candidate (as defined in Section 3.4 of these Bylaws) nor the fact that a Proposing Stockholder's proposal qualifies as a Qualified Stockholder Proposal under this
Section 2.14 shall obligate the Corporation to endorse that candidate or proposal or (except to the extent required by the SEC Proxy Rules) to provide a means to vote on that proposal on proxy cards solicited by the Corporation or to include information about that proposal in the Corporation's proxy statement. To the extent this Section 2.14 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to the SEC Proxy Rules, the SEC Proxy Rules shall prevail.

     Section 2.15 Notice of Stockholder Business Other Than Nomination of Directors.

     (a) For business, other than the nomination of Directors, to be properly brought before an annual meeting by a Proposing Stockholder pursuant to these Bylaws, the Proposing Stockholder must meet the requirements of Section 2.14 of these Bylaws and the following subsections of this Section 2.15.

     (b) To be timely for an annual meeting, a Proposing Stockholder's notice must be actually delivered to the Secretary at the Corporation's principal place of business not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.

     (c) In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Proposing Stockholder's notice as described above. "Public Announcement" means, for these purposes, disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

     (d) Such Proposing Stockholder's nomination notice shall set forth as to each matter all information relating to such matter that is required to be disclosed in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done exclusively by the stockholders by the DGCL or other applicable law or by the Certificate of Incorporation or by these Bylaws.

     Section 3.2 Division of the Board of Directors into Classes. The Board of Directors shall be divided into three (3) classes in accordance with the Certificate of Incorporation. Directors within a given class shall be designated as the "Class of [Year]," with the entry for "Year" being the year in which the next election for Directors in that class is scheduled to occur.

     Section 3.3 Board of Directors' Power to Alter the Number of Directors and the Size of Classes. The Board of Directors shall have the power (within the limitations prescribed by the Certificate of Incorporation) by a resolution adopted by an Independent Board Majority (as defined in the Certificate of Incorporation) to alter (i) the total number of Directorship positions on the Board of Directors, and (ii) the number of Directorship positions in any of the three (3) classes of Directors established by the Certificate of Incorporation. Except as otherwise expressly provided in the Certificate of Incorporation, from the adoption of any particular resolution in the manner provided in the preceding sentence until the adoption in the manner prescribed by the preceding sentence of any subsequent resolution altering the results of the particular resolution, (i) the total number of Directorship positions on the Board of Directors shall be equal to the number specified in the particular resolution, and (ii) the number of Directorship positions in each of the three classes of Directors established by the Certificate of Incorporation shall be the number established in the particular resolution.

     Section 3.4 Election of Directors by Stockholders.

     (a) Qualified Candidates (as defined below in this Section 3.4) for election as Directors at any meeting of the stockholders of the Corporation shall be elected by plurality vote.

     (b) Only Qualified Candidates may be elected to the Board of Directors at any particular stockholders' meeting. Votes cast in favor of an individual who is not a Qualified Candidate shall not be effective to elect that individual to the Board of Directors regardless of whether (i) that individual receives a greater number of votes than Qualified Candidates who are elected to the Board of Directors under the preceding provisions of this Section 3.4, or (ii) no other individual receives any votes at that meeting.

     (c) An individual shall be deemed a "Qualified Candidate" for election to the Board of Directors at any particular stockholders' meeting if that individual (i) shall have been nominated for election by the affirmative vote of an Independent Board Majority or shall have been nominated for election in a manner which satisfies all of the requirements specified in Section 3.4(e) hereof, and (ii) is not disqualified under the provisions of Section 3.4(d) hereof.

     (d) The term "Non-Qualified Candidate," as used with respect to any particular election of Directors, means an individual who satisfies the conditions of clause (i) of

Section 3.4(c) hereof but who does not qualify as an "Independent Director" as defined in Section 4.B.1 of Article IV of the Certificate of Incorporation. In the event that, in any particular election of Directors, some but not all of the Non-Qualified Candidates for Director at such election may be eligible for election to the Board of Directors pursuant to Section 4.A of Article IV of the Certificate of Incorporation, then the Non-Qualified Candidates shall be treated as Qualified Candidates until all positions available for Non-Qualified Candidates at such election pursuant to Section 4.A of Article IV of the Certificate of Incorporation shall have been elected in the manner set forth in this Section 3.4. The remaining Non-Qualified Candidates shall, in accordance with Section 3.4(b), be deemed not to be Qualified Candidates.

     (e) An individual who is not nominated for election by the affirmative vote of an Independent Board Majority, and who would otherwise qualify as a Qualified Candidate as provided in Sections 3.4(c) and 3.4(d) hereof, shall be a Qualified Candidate if all of the following requirements are satisfied, in addition to those set forth in Section 2.14 of these Bylaws:

          (1) The nomination must be made for an election to be held at an annual meeting of stockholders or a special meeting of stockholders in which the Board of Directors has determined that candidates will be elected by the issued and outstanding shares of the Corporation's common stock to one or more positions on the Board of Directors;

          (2) The individual must be nominated by a stockholder who shall be the record owner on the record date for such meeting (a "Nominating Stockholder");

          (3) The Nominating Stockholder must deliver a timely written nomination notice to the office of the Corporation's Secretary at the Corporation's principal place of business which provides the information required by this Section 3.4(e);

          (4) To be timely for an annual meeting, a Nominating Stockholder's notice must be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that: (i) if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a Nominating Stockholder's nominating notice required by this Section 3.4(e) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if (x) the Nominating Stockholder shall have nominated candidates in accordance with the requirements in this Section 3.4(e) for all Board of Directors' positions not covered by such increase, and

     (y) the nomination notice for candidates to fill the expanded positions shall be actually delivered to the Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation;

          (5) If the election is to be held at a special stockholders' meeting, a Nominating Stockholder's nominating notice required by this Section 3.4(e) shall be considered timely for such meeting if it shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which the Corporation shall first publicly announce the date of the special meeting and that a vote by stockholders shall be taken at such meeting to elect one or more Directors;

          (6) In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Nominating Stockholder's notice as described above. "Public Announcement" means, for these purposes, disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

          (7) Such Nominating Stockholder's nomination notice shall: (i) set forth as to each person whom the Nominating Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder; (ii) be accompanied by each nominee's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (iii) set forth the name and address of the stockholder giving the notice and the beneficial owner of the shares owned of record by the beneficial owner, and the telephone number at which the Corporation will be able to contact the stockholder, the beneficial owner and each nominee during usual business hours during the period through the meeting at which the nomination is to take place; and (iv) set forth the class and number of shares of the Corporation which are owned beneficially and of record by such Nominating Stockholder and such beneficial owner; and

          (8) The Nominating Stockholder, the beneficial owner and each nominee shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

     Section 3.5 Vacancies. Neither the provisions of Section 3.4 nor any other provision set forth herein shall diminish the right granted to the Directors to elect individuals to fill any vacancy which shall occur for any reason as provided in the Certificate of Incorporation.

     Section 3.6 Age Limits. Upon achieving the age of seventy-two (72), an incumbent Director shall no longer be eligible for renomination by the Board of Directors to serve a new term. Directors who achieve such age during his or her term may serve the entire term. In addition, a person who is not a Director may not be elected to the Board of Directors by the incumbent Directors or by the Corporation's stockholders if such person, at the time he or she would otherwise be elected, is age seventy-two (72) or older.

     Section 3.7 Meetings of the Newly Elected Board of Directors. The members of each newly elected Board of Directors (i) shall meet at such time and place, either within or without the State of Delaware, as shall be provided for by resolution of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so provided for by resolution of the stockholders, or if a quorum shall not be present, may meet at such time and place as shall be consented to in writing by a majority of the newly elected Directors, provided that written or printed notice of such meeting shall be given to each of the other Directors in the same manner as provided in these Bylaws with respect to the giving of notice for special meetings of the Board of Directors, except that it shall not be necessary to state the purpose of the meeting in such notice, or (iii) regardless of whether or not the time and place of such meeting shall be provided for by resolution of the stockholders at the annual meeting, may meet at such time and place as shall be consented to in writing by all of the newly elected Directors.

     Each Director of the Corporation, upon such Director's election, shall qualify by accepting the office of Director, and such Director's attendance at, or written approval of the minutes of, any meeting of the Board of Directors subsequent to such Director's election shall constitute such Director's acceptance of such office; or such Director may execute such acceptance by a separate writing, which shall be placed in the minute book.

     Section 3.8  Notice of Meeting; Waiver of Notice.

     (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the whole Board of Directors (as defined in Section 2 of Article IV of the Certificate of Incorporation). Any business may be transacted at a regular meeting.

     (b) Special Meetings.

          (i) Except as otherwise required by the DGCL or other applicable law and subject to the rights of the holders of Preferred Stock or any series thereof, special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors and shall be called by the Secretary on the written request of any of the foregoing. The place may be within or without the State of Delaware as designated in the notice.

          (ii) Written or printed notice of each special meeting of the Board of Directors, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each Director at least three (3) days before the day on which the meeting is to be held, or shall be delivered to such Director personally or sent to such Director by electronic transmission (if consented to by the Director to whom the notice is given) or facsimile at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the Director at such Director's residence or usual place of business. If given by electronic transmission or facsimile, such notice shall be deemed delivered upon receipt of verification or failure to receive a notice of failure of delivery. The notice may be given by any person having authority to call the meeting.

          (iii) "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

     (c) Waiver of Notice. Whenever any notice is required to be given to any Director under the provisions of the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by such Director, or a waiver by electronic transmission by such Director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

     Section 3.9 Meetings by Conference Telephone or Other Communications Equipment. Unless otherwise prohibited by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or Committee by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

     Section 3.10 Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the Directors, or of any Committee designated by the Board of Directors, may be taken without a meeting if consents in writing or by electronic transmission, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the Committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or of the Committee as the case may be.

     Section 3.11 Quorum and Voting. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall, unless a greater number as to any particular matter is required by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, subject to the provisions of Section 144 of the DGCL (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Section 141 of the DGCL (as to Committees), and Section 145 of the DGCL (as to indemnification of Directors), and unless the act of a greater number is required by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws.

     Section 3.12 Compensation of Directors and Committee Members. Directors and members of all Committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. By resolution of the Board of Directors a fixed sum and expenses of attendance, if any, also may be allowed for attendance at each regular or special meeting of the Board of Directors or any Committee.

     Section 3.13 Resignations. Any Director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and, unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

     Section 3.14 Removal of Directors. Directors may be removed only in the manner provided in the Certificate of Incorporation.

     Section 3.15 Designation of Committees. In addition to the Committees described in Sections 3.17 to 3.21 herein, the Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate two
(2) or more Directors of the Corporation to constitute one (1) or more Committees (including, without limitation, an Executive Committee).

     Section 3.16  Committee Powers.

     (a) Each Committee, to the extent delegated by Board resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, that the designation of each such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law.

(b) Notwithstanding any other provision of these Bylaws, no Committee of the Board of Directors shall have the power or authority of the Board of Directors with respect to (i) approving or adopting or recommending to the stockholders any action or matter expressly required by the DGCL or other applicable law to be submitted to stockholders for approval, (ii) adopting, amending or repealing any Bylaw of the Corporation or (iii) amending or repealing any resolution adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors.

     Section 3.17  Audit Committee.

     (a) The Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect three (3) or more Directors to constitute an Audit Committee and appoint one (1) of the Directors so designated as the chairman of the Audit Committee. Membership and chairmanship of the Audit Committee shall be restricted to those Directors who meet the requirements set forth by the New York Stock Exchange Listing Rules.

     (b) The Audit Committee shall be responsible for (i) recommending Board action related to the discharge of the Board's responsibilities with respect to overseeing the integrity of the Corporation's financial statements, compliance with legal and regulatory requirements, risk assessment and risk management policies and procedures, and performance of the internal and external audit functions, and (ii) hiring, monitoring the performance of and, if necessary, replacing the independent auditors. In carrying out these responsibilities, the Audit Committee shall review with the Board, management and the independent auditors the terms of engagement of the independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors. The Audit Committee shall approve any significant non-audit relationship with the independent auditors and assess the independent auditors' qualifications and independence. The Audit Committee shall review with the independent auditors and management the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls; review audit results, reports and recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls, and review the results of studies of the Corporation's system of internal accounting controls. The Audit Committee shall prepare an annual report for inclusion in the Corporation's annual proxy statement in accordance with applicable rules and regulations, and perform an annual self-evaluation. The Audit Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors or required by applicable rules or regulations.

     (c) The Audit Committee shall have the powers and rights necessary or desirable to fulfill its responsibilities, including the power and right to hire and rely on independent counsel and other advisors. The Audit Committee is authorized to communicate directly with the Corporation's financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

     Section 3.18  Compensation Committee.

     (a) The Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two (2) or more Directors to constitute a Compensation Committee and appoint one (1) of the Directors so designated as the chairman of the Compensation Committee. Membership and chairmanship of the Compensation Committee shall be restricted to persons who qualify as "Non-Employee Directors" under Rule 16b-3(b)(3) under the Exchange Act and as "Outside Directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and meet the requirements for membership set forth by the New York Stock Exchange.

     (b) The Compensation Committee shall be responsible for recommending Board action related to the discharge of the Board's responsibilities with respect to
(i) benefit plans of the Corporation, (ii) evaluation and retention of senior executives of the Corporation and (iii) compensation of executives of the Corporation and Directors. In carrying out these responsibilities, the Compensation Committee shall review and approve corporate goals and objectives relevant to CEO compensation, evaluate CEO performance against corporate goals and objectives, and set the CEO's compensation based on this evaluation. The Compensation Committee shall review the compensation and benefits of other officers of the Corporation. The

Compensation Committee shall prepare an annual report for inclusion in the Corporation's proxy statement in accordance with applicable rules and regulations, and perform an annual self-evaluation. The Compensation Committee shall have the power and authority vested in the Board of Directors by any benefit plan of the Corporation. The Compensation Committee shall also make recommendations to the Board of Directors with regard to the compensation of Directors. The Compensation Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors or required by applicable rules or regulations.

     (c) The Compensation Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to hire and rely on independent counsel and other advisors.

     Section 3.19  Committee on Director Affairs.

     (a) The Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two (2) or more Directors to constitute a Committee on Director Affairs and appoint one (1) of the Directors so designated as the chairman of the Committee on Director Affairs. Membership on the Committee on Director Affairs shall be restricted to those Directors who meet the requirements for membership set forth by the New York Stock Exchange.

     (b) The Committee on Director Affairs shall be responsible for recommending Board action related to the discharge of the Board's responsibilities with respect to board composition and corporate governance. In carrying out these responsibilities, the Committee on Director Affairs shall develop criteria for selecting qualified directors, identify qualified candidates, and recommend to the Board of Directors a slate of Directors to be presented for election by stockholders at each annual meeting of the stockholders of the Corporation. The Committee on Director Affairs shall also develop, recommend to the Board and periodically review a set of corporate governance guidelines, and provide oversight and guidance for the annual evaluation of the Board as a whole. The Committee on Director Affairs shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors or required by applicable rules or regulations.

     (c) The Committee on Director Affairs shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to hire and rely on independent counsel and other advisors.

     Section 3.20  Investment Committee.

     (a) The Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two (2) or more Directors to constitute an Investment Committee and appoint one (1) of the Directors so designated as the chairman of the Committee. Membership on the Investment Committee shall not be restricted.

     (b) The Investment Committee shall be responsible for recommending Board action related to the discharge of the Board's responsibilities with respect to policies, practices and transactions related to the investment of funds of the Corporation. The Investment

Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors or required by applicable rules or regulations.

     (c) The Investment Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right, subject to Board approval, to hire and rely on independent counsel and advisors.

     Section 3.21  Public Policy Committee.

     (a) The Board of Directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two (2) or more Directors to constitute a Public Policy Committee and appoint one (1) of the Directors so designated as the chairman of the Committee. Membership on the Public Policy Committee shall not be restricted.

     (b) The Public Policy Committee shall be responsible for recommending Board action related to the discharge of the Board's responsibilities with respect to public policy issues. The Public Policy Committee shall perform any other duties or functions otherwise deemed appropriate or necessary by the Board of Directors or required by applicable rules or regulations.

     (c) The Public Policy Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right, subject to Board approval, to hire and rely on independent counsel and advisors.

     Section 3.22 Committee Vacancies. Vacancies in a Committee may be filled by the Board of Directors at any meeting. Each member of a Committee shall hold office until his or her successor has been duly elected and qualified, or until he or she has resigned or been removed from the Committee by the Board of Directors, or until he or she otherwise ceases to be a Director or ceases to meet Committee Membership requirements. Any member of a Committee may be removed by resolution adopted by a majority of the whole Board of Directors.

     Section 3.23 Committee Minutes and Reports.

     (a) Each Committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such Committee if the Committee so requests. The minute books of each Committee shall at all times be open to the inspection of any Director.

     (b) All Committee actions shall be reported to the Board of Directors at the next meeting of the Board of Directors.

     Section 3.24 Committee Meetings & Quorum.

     (a) Each Committee shall meet at the call of its chairman or of any two (2) members of the Committee (or if there shall be only one (1) other member, then at the call of that member).

     (b) A majority of a Committee shall constitute a quorum for the transaction of business (or if there shall be only two (2) members, then both must be present). The act of a majority of those present at any meeting at which a quorum is present shall be the act of the Committee (or if there shall be only two (2) members, then they must act unanimously).

     Section 3.25 Committee Procedures. Unless otherwise provided in these Bylaws or in the resolution designating any Committee, any Committee may fix its rules or procedures and fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.1 Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary, and may include, by election or appointment, a Vice Chairman of the Board of Directors, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), and such other officers as the Board of Directors may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.

     Section 4.2 Term of Office and Remuneration. The term of office of all officers shall be one (1) year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     Section 4.3 Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

     Section 4.4 Chairman of the Board. The Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and of the Stockholders and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     Section 4.5 Vice Chairman of the Board. The Vice Chairman of the Board of Directors, if there shall be one, shall have such powers and duties as may from time to time be assigned by the Board of Directors or the Chairman of the Board of Directors.

     Section 4.6 Chief Executive Officer. The Chief Executive Officer shall have such duties as customarily pertain to that office. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all contracts, bonds, mortgages and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws or the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors.

     Section 4.7 President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, have day to day responsibility for operation of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all contracts, bonds, mortgages and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws, the Board of Directors or the Chief Executive Officer.

     Section 4.8 Chief Financial Officer. The Chief Financial Officer shall have the care and custody of the Corporation funds and securities, maintain banking relationships and execute credit and collection policies and shall perform such other duties as mandated by law, regulation or the listing rules of the New York Stock Exchange or as may be assigned by the Board of Directors, the Chief Executive Officer or the President; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

     Section 4.9 Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors, the Chief Executive Officer or the President.

     Section 4.10 Vice President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

     Section 4.11 Secretary. The Secretary shall in general have all duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors, the Chief Executive Officer or the President.

     Section 4.12 Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

                                   ARTICLE V

                                 INDEMNIFICATION

     Section 5.1 Indemnification of Directors Officers and Employees. The Corporation shall be required, to the maximum extent permitted by the DGCL and the Certificate of Incorporation, to indemnify each of its Directors, officers and employees and any Director, officer or employee who is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a Director, an officer or an employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

     Section 5.2 Indemnification of Other Agents. The Corporation may, in its absolute discretion, up to the maximum extent permitted by the DGCL and the Certificate of Incorporation, indemnify each person who is not required to be indemnified under Section 5.1 against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was serving or has agreed to serve the Corporation in any capacity, other than as a Director, officer or employee, to the extent that the Corporation is required or permitted to indemnify Directors, officers or employees under Section 5.1 above.

     Section 5.3 Indemnification of Fiduciaries. The Corporation shall indemnify any Director, officer, employee, or other agent of the Corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a trustee, investment manager, or other fiduciary under any employee benefit plan of the Corporation.

     Section 5.4 Advances of Expenses; Reimbursement of Expenses. To the extent permitted by the DGCL, the Certificate of Incorporation and applicable law, expenses incurred in defending any proceeding in the case described in Sections
5.1 and 5.3 of these Bylaws shall be advanced (and in the case of Section 5.2 may be advanced) by the Corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of such person to repay such amount if it shall be determined ultimately that he or she is not entitled to be indemnified by the Corporation. Additionally, the Corporation shall reimburse attorneys' fees and other reasonable related expenses incurred by any person in enforcing such person's indemnification rights described in
Section 5.1 of these Bylaws if it shall ultimately be determined that such person is entitled to such indemnification by the Corporation.

     Section 5.5 Non-Exclusivity. The indemnification and the advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those



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seeking indemnification or advancement of expenses may be entitled under any statute, the Certificate of Incorporation, these Bylaws or any agreement, vote of stockholders or disinterested Directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to provide additional indemnification with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by this Article V shall continue as to a person who has ceased to serve in a capacity that entitles such person to indemnity under this Article V (an "Indemnifiable Capacity") and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 5.6 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was serving in an Indemnifiable Capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V. Notwithstanding anything in this Article V to the contrary:
(i) the Corporation shall not be obligated to indemnify any person serving in an Indemnifiable Capacity for any amounts which have been paid directly to such person by any insurance maintained by the Corporation; and (ii) any indemnification provided pursuant to this Article V, (A) shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from any Other Enterprise, and (B) shall become operative, and payments shall be required to be made thereunder, only in the event and to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage which is available from any Other Enterprise.

     Section 5.7 Vesting of Rights. The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for contractual condition of such person's serving or having served in an Indemnifiable Capacity and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

     Section 5.8 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any person who is or was serving in an Indemnifiable Capacity is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or



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

other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

                                   ARTICLE VI

                                      STOCK

     Section 6.1 Payment for Shares of Stock. The Corporation shall not issue shares of stock of the Corporation except for money paid, labor done or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any stockholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part or any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

     Section 6.2 Certificates Representing Shares of Stock. The certificates representing shares of stock of the Corporation shall be issued in numerical order and shall be in such form as may be prescribed by the Board of Directors in conformity with the Certificate of Incorporation, the DGCL or other applicable law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name or the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the Chief Executive Officer, President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 6.3 Transfers of Shares--Transfer Agent--Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such stockholder's attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal



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

action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

     Section 6.4 Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of the stockholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the stockholders who are stockholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

     Section 6.5 Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board of Directors it is proper to do so.

     Section 6.6 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the DGCL and other applicable law, the Certificate of Incorporation or these Bylaws.

                                  ARTICLE VII

                                CORPORATE FINANCE

     Section 7.1 Fixing of Capital--Transfers of Surplus. Except as may be specifically otherwise provided in the Certificate of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to: (a) determining what part of the consideration received for shares of the Corporation shall be stated capital; (b) increasing or decreasing stated capital; (c) transferring surplus to stated capital; (d) transferring stated capital to surplus; (e) determining the consideration to be received by the Corporation for its shares; and (f) determining all similar or related matters; provided, however, that any concurrent action or



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consent by or of the Corporation and its stockholders, required to be taken or given pursuant to the DGCL and other applicable law, shall be duly taken or given in connection therewith.

     Section 7.2 Dividend.

     (a) Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation and the DGCL and other applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, property or shares of the Corporation's stock.

     (b) Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

     (c) A member of the Board of Directors shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of the Corporation's officials as to the value and amount of the assets, liabilities and earnings of the Corporation, or any facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     Section 7.3 Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies or for equalizing dividends, repairing or maintaining any property of the Corporation or any other purpose deemed by the Board of Directors to be conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

     Section 8.2 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words: "Corporate Seal--Delaware." The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. As provided in these Bylaws, the Secretary of the Corporation shall have the authority to affix and attest the corporate seal. The Board of Directors may give general authority to any other officer of the Corporation to affix the corporate seal and, when so affixed, to attest the seal by such officer's signature.

     Section 8.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons



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designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

     Section 8.4 Amendments of the Bylaws.

     (a) The Board of Directors shall have the power to amend these Bylaws by the vote of a majority of the Directors present at a meeting at which a quorum is then present except that any amendment to Sections 2.3, 2.8(b), 2.12, 2.14, 2.15, 3.3, 3.4, 8.4 or 8.5 or Article V of these Bylaws shall require the approval of an Independent Board Majority.

     (b) The holders of the Corporation's capital stock shall not have the power to amend or replace these Bylaws in whole or in part unless such amendment or replacement shall be approved by the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock of the Corporation.

     Section 8.5 Inconsistent Provisions. The Board of Directors shall have the authority to interpret these Bylaws and to resolve any question or issue which may arise under these Bylaws. Whenever possible, each provision of these Bylaws shall be interpreted in such manner as to be valid and enforceable under applicable law and the provision of the Certificate of Incorporation, but if any provision of these Bylaws shall be held to be prohibited by or unenforceable under or to be in irreconcilable conflict with applicable law or the Certificate of Incorporation, (i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of these Bylaws shall remain in full force and effect.



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